For Immediate Release


Fran Blanco, Cadapult Graphic Systems, Inc.
fblanco@cadapult.com
1-800-Cadapult


News Release:         Cadapult Defers Payment of Preferred Stock Dividends


ALLENDALE, NJ. April 6, 2001-- Cadapult Graphic Systems, Inc. [AMEX:GFX], the leading independent manufacturer of supplies for digital color workgroup printers will defer the payment of its quarterly preferred stock dividends until Fiscal 2002.

The dividend payment is being deferred in an effort to conserve cash for operations. The company is anticipating significant legal expenses related to its litigation with Xerox (UltraHue v. Tektronix) and expects that the majority of these legal expenses will be substantially completed by the end of the fiscal year ending June 30, 2001. However, no representation can be given as to the results of the litigation, or the effect of the litigation on Cadapult.

Cadapult will offer preferred shareholders the option to wait for the dividends to be paid in cash in Fiscal 2002, or to receive payment in kind through a common stock issuance at $1.00 per share. We have reserved 316,250 shares of unregistered common stock for possible issuance as dividend payments for dividend periods through June 30, 2001. We may file a registration statement for the resale of these shares at a later time. The securities offered will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

"Our Board of Directors has voted to declare, but defer, the payment of our preferred stock dividends. This was a difficult decision, but a prudent one in light of tight capital markets and our current cash constraints. We anticipate resuming payment of these dividends in fiscal 2002. It was particularly difficult to make this decision in light of the fact that our business is growing through the addition of new distribution partners and continued placements under our No-Cap Color program," said Michael W. Levin, President and Chairman.

Cadapult will schedule a conference call for interested parties on Thursday April 12 at 4:30 p.m. Eastern Standard Time. To listen to the call, shareholders should dial 15 minutes in advance to 1-800-624-6265 and reference passcode 00368. The call will be available for replay for one week at the following number 1-888-892-4193.



About Cadapult Graphic Systems, Inc.:

Cadapult Graphic Systems, Inc. is the leading independent manufacturer of supplies for digital color workgroup printers. Cadapult operates two business units. The first business unit is Media Sciences, Inc., a wholly owned subsidiary, which manufactures and distributes color printer supplies worldwide. The second business unit is dedicated to developing and implementing programs that increase and foster the use of Media Sciences supplies, such as No-Cap Color (www.nocapcolor.com). No-Cap Color offers free business color printers in exchange for the commitment to purchase supplies.

Cadapult is headquartered in Allendale, New Jersey. For more information please visit the Cadapult web site at www.cadapult.com.

This news release contains forward-looking statements and information that are based on management's beliefs, as well as assumptions made by, and information currently available to, management. These forward-looking statements are based on many assumptions and factors, and are subject to many conditions, including Cadapult's continuing ability to obtain additional financing, dependence on contracts with suppliers, competitive pricing for Cadapult's products, demand for the Cadapult products which depends upon the condition of the computer industry, and the effects of increased indebtedness as a result of Cadapult's business acquisitions. Except for the historical information contained in this news release, all forward-looking statements and information are estimates by Cadapult's management and are subject to various risks, uncertainties and other factors that may be beyond Cadapult's control and may cause results to differ from management's current expectations, which may cause actual results, performance or achievements of Cadapult to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.